Exhibit 99.1
Certara Reports Second Quarter 2024 Financial Results
Reiterates Full Year 2024 Financial Guidance

RADNOR, PA — August 6, 2024-- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its financial results for the second quarter of fiscal year 2024.
Second Quarter Highlights:
• Revenue was $93.3 million, compared to $90.5 million in the second quarter of 2023, representing growth of 3%.
•Software revenue was $38.2 million, compared to $33.7 million in the second quarter of 2023, representing growth of 13%.
• Services revenue was $55.1 million, compared to $56.7 million in the second quarter of 2023, representing a decline of 3%.
•Net loss was $12.6 million, compared to a net income of $4.7 million in the second quarter of 2023.
•Adjusted EBITDA was $26.3 million, compared to $32.4 million in the second quarter of 2023.
"Certara’s financial results were driven by strong performance in software and by improved biotech customer activity, offset by slowing demand in large biopharma customers in services," said William F. Feehery, Chief Executive Officer. “We’ve recently announced several exciting developments related to our portfolio, including product updates and new product launches, that strengthen Certara’s offering to customers in discovery, clinical, and regulatory. In July, we announced our intention to acquire Chemaxon, expanding our biosimulation portfolio to serve the drug discovery biosimulation market at scale. We’ve made continued progress in the first half of 2024, strengthening our software and integrating AI, to best position Certara as biosimulation becomes more widely used across the drug development industry."
"Our strong financial performance in software continued in the second quarter, while our services business performed slightly below our expectations. Achieving our 2024 financial targets remains the key priority while also focusing investment on our software platforms including integrating AI across our portfolio," said John Gallagher, Chief Financial Officer.
Second Quarter 2024 Results
Total revenue for the second quarter of 2024 was $93.3 million, representing year-over-year growth of 3% on a reported basis and constant currency basis. The overall increase in revenue was primarily due to growth in our biosimulation software portfolio. Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.
Software revenue for the second quarter of 2024 was $38.2 million, representing year-over-year growth of 13% on a reported basis and constant currency basis. Software growth was driven by biosimulation software and Pinnacle 21.
Services revenue for the second quarter of 2024 was $55.1 million, representing a year-over-year decline of 3% on a reported basis and constant currency basis. Services growth was impacted by cautious spending among large biopharma customers.
Total Bookings for the second quarter of 2024 were $98.9 million, representing a year-over-year growth of 15% on a reported basis.
Software Bookings for the second quarter of 2024 were $41.8 million, representing a year-over-year growth of 17%. The increase in software bookings was primarily due to strength in Certara’s core biosimulation software and Pinnacle21.
Services Bookings for the second quarter of 2024 were $57.1 million, representing a year-over-year growth of 14% on a reported basis.
Total cost of revenue for the second quarter of 2024 was $39.8 million, an increase of $3.6 million from $36.2 million in the second quarter of 2023, primarily due to an increase in employee-related expenses.
Total operating expenses for the second quarter of 2024 were $62.5 million, which increased by $21.4 million from $41.2 million in the second quarter of 2023. Increased operating expenses were primarily due to planned investments to support innovation and growth, and M&A, resulting in higher employee-related expenses, stock-based compensation, and transaction related expenses.
Net loss for the second quarter of 2024 was $12.6 million, compared to a net income of $4.7 million in the second quarter of 2023. The $17.3 million decrease in net income was primarily due to increased operating expenses.
Diluted loss per share for the second quarter 2024 was $0.08, as compared to diluted earnings of $0.03 in the second quarter of 2023.
Adjusted EBITDA for the second quarter of 2024 was $26.3 million compared to $32.4 million for the second quarter of 2023, a decrease of $6.1 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the second quarter of 2024 was $11.4 million compared to $18.4 million for the second quarter of 2023, a decrease of $7.0 million. Adjusted diluted earnings per share for the second quarter 2024 was $0.07 compared to $0.12 for the second quarter of 2023. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2024	2023	2024	2023
Key Financials	(in millions, except per share data)
Revenue	$93.3	$90.5	$190.0	$180.8
Software revenue	$38.2	$33.7	$77.5	$66.7
Service revenue	$55.1	$56.7	$112.5	$114.0
Total bookings	$98.9	$85.9	$204.7	$198.6
Software bookings	$41.8	$35.7	$74.9	$66.4
Service bookings	$57.1	$50.2	$129.7	$132.2
Net income (loss)	$(12.6)	$4.7	$(17.3)	$6.1
Diluted earnings per share	$(0.08)	$0.03	$(0.11)	$0.04
Adjusted EBITDA	$26.3	$32.4	$55.5	$64.7
Adjusted net income	$11.4	$18.4	$27.9	$37.7
Adjusted diluted earnings per share	$0.07	$0.12	$0.17	$0.24
Cash and cash equivalents			$224.6	$245.2
2024 Financial Outlook
Certara is reiterating its 2024 outlook, and expects the following:
•Full year 2024 revenue to be in the range of $385 million to $400 million.
•Full year adjusted EBITDA is expected to grow with expected margin to be in the range of 31 - 33%.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.41 - $0.46.
•Fully diluted shares are expected to be in the range of 160 million to 162 million.

Webcast and Conference Call Details
Certara will host a conference call today, August 6, 2024, at 5:00 p.m. ET to discuss its second quarter 2024 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.

About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include nearly 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 66 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions;

pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; risks relating to the use of artificial intelligence and machine learning in our products and services; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 29, 2024, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)     CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2)     Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.
(3)    Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30,
	2024	2023	2024	2023
Total revenues	$93,313	$90,450	$189,967	$180,751
Cost of revenues	39,809	36,224	79,064	71,080
Operating expenses:
Sales and marketing	12,213	8,111	22,900	16,113
Research and development	9,067	7,888	21,062	17,175
General and administrative	28,071	14,245	51,050	34,017
Intangible asset amortization	12,743	10,582	25,336	21,117
Depreciation and amortization expense	451	361	883	772
Total operating expenses	62,545	41,187	121,231	89,194
Income (loss) from operations	(9,041)	13,039	(10,328)	20,477
Other income (expenses):
Interest expense	(5,578)	(5,668)	(11,329)	(11,143)
Net other income	2,350	1,010	3,954	1,516
Total other expenses	(3,228)	(4,658)	(7,375)	(9,627)
Income (loss) before income taxes	(12,269)	8,381	(17,703)	10,850
Provision (benefit) for income taxes	305	3,675	(446)	4,786
Net income (loss)	$(12,574)	$4,706	$(17,257)	$6,064

Net income (loss) per share attributable to common stockholders:
Basic	$(0.08)	$0.03	$(0.11)	$0.04
Diluted	$(0.08)	$0.03	$(0.11)	$0.04
Weighted average common shares outstanding:
Basic	160,505,223	158,955,822	160,014,746	158,568,575
Diluted	160,505,223	159,906,972	160,014,746	159,817,688

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	JUNE 30, 2024	DECEMBER 31, 2023
Assets
Current assets:
Cash and cash equivalents	$224,599	$234,951
Accounts receivable, net of allowances for credit losses of $1,968 and $1,312 respectively	90,378	84,857
Prepaid expenses and other current assets	22,099	20,393
Total current assets	337,076	340,201
Other assets:
Property and equipment, net	2,805	2,670
Operating lease right-of-use assets	14,127	9,604
Goodwill	715,524	716,333
Intangible assets, net of $305,203 and $273,522 respectively	463,155	487,043
Deferred income taxes	4,236	4,236
Other long-term assets	2,690	3,053
Total assets	$1,539,613	$1,563,140
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,801	$5,171
Accrued expenses	55,613	56,779
Current portion of deferred revenue	60,989	60,678
Current portion of long-term debt	3,000	3,020
Other current liabilities	4,720	4,375
Total current liabilities	129,123	130,023
Long-term liabilities:
Deferred revenue, net of current portion	1,190	1,070
Deferred income taxes	37,524	50,826
Operating lease liabilities, net of current portion	11,150	6,955
Long-term debt, net of current portion and debt discount	293,683	288,217
Other long-term liabilities	23,542	39,209
Total liabilities	496,212	516,300
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized, issued, and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 161,764,197 and 160,284,901 shares issued,160,881,314 and 159,848,286 shares outstanding as of June 30,2024 and December 31, 2023, respectively	1,618	1,603
Additional paid-in capital	1,201,009	1,178,461
Accumulated deficit	(133,487)	(116,230)
Accumulated other comprehensive loss	(8,328)	(7,593)
Treasury stock at cost, 882,883 and 436,615 shares at June 30, 2024 and December 31, 2023, respectively	(17,411)	(9,401)
Total stockholders' equity	1,043,401	1,046,840
Total liabilities and stockholders' equity	$1,539,613	$1,563,140

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SIX MONTHS ENDED JUNE 30
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(17,257)	$6,064
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	883	772
Amortization of intangible assets	32,142	26,286
Amortization of debt issuance costs	749	765
Loss on extinguishing debt	196	—
(Recovery of) provision for credit losses	807	(172)
Loss on retirement of assets	13	29
Equity-based compensation expense	18,856	12,153
Change in fair value of contingent considerations	5,661	2,559
Lease abandonment expense	29	—
Deferred income taxes	(13,415)	(10,237)
Changes in assets and liabilities:		—
Accounts receivable	(6,606)	(272)
Prepaid expenses and other assets	(305)	494
Accounts payable, accrued expenses, and other liabilities	(8,305)	(8,343)
Deferred revenues	662	(2,083)
Net cash provided by operating activities	14,110	28,015
Cash flows from investing activities:
Capital expenditures	(1,046)	(588)
Capitalized software development costs	(8,651)	(6,270)
Investment in intangible assets	—	(54)
Business acquisitions, net of cash acquired	—	(7,550)
Net cash used in investing activities	(9,697)	(14,462)
Cash flows from financing activities:
Proceeds from borrowings on term loan debt	6,305	—
Payment of debt issuance costs	(1,216)	—
Payments on long-term debt and finance lease obligations	(755)	(1,535)
Payments for business acquisition related contingent consideration	(10,426)	—
Payment of taxes on shares withheld for employee taxes	(8,010)	(5,735)
Net cash provided by (used in) financing activities	(14,102)	(7,270)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(663)	2,239
Net increase (decrease) in cash, cash equivalents, and restricted cash	(10,352)	8,522
Cash, cash equivalents, and restricted cash, at beginning of year	234,951	239,688
Cash, cash equivalents, and restricted cash, at end of year	$224,599	$248,210

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income to adjusted EBITDA:

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30,
	2024	2023	2024	2023
	( in thousands)
Net income (loss)(a)	$(12,574)	$4,706	$(17,257)	$6,064
Interest expense(a)	5,578	5,668	11,329	11,143
Interest income(a)	(2,486)	(2,210)	(5,060)	(3,564)
(Benefit from) provision for income taxes(a)	305	3,675	(446)	4,786
Depreciation and amortization expense(a)	451	361	883	772
Intangible asset amortization(a)	16,146	13,173	32,142	26,286
Currency (gain) loss(a)	104	1,120	980	2,014
Equity-based compensation expense(b)	9,783	3,610	18,856	12,153
Change in fair value of contingent consideration(d)	2,783	1,298	5,661	2,559
Acquisition-related expenses(e)	1,073	692	2,787	1,884
Integration expense(f)	—	55	—	157
Transaction - related expenses (g)	2,753	—	2,753	—
Severance expense(h)	183	—	183	—
Reorganization expense(i)	2,163	—	2,214	—
Loss on disposal of fixed assets(j)	13	25	13	29
Executive recruiting expense(k)	43	200	423	396
Adjusted EBITDA	$26,318	$32,373	$55,461	$64,679

The following table reconciles net income to adjusted net income:

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30,
	2024	2023	2024	2023
	( in thousands)
Net income (loss) (a)	$(12,574)	$4,706	$(17,257)	$6,064
Currency (gain) loss(a)	104	1,120	980	2,014
Equity-based compensation expense(b)	9,783	3,610	18,856	12,153
Amortization of acquisition-related intangible assets(c)	13,342	11,259	26,690	22,515
Change in fair value of contingent consideration(d)	2,783	1,298	5,661	2,559
Acquisition-related expenses(e)	1,073	692	2,787	1,884
Integration expense(f)	—	55	—	157
Transaction - related expenses (g)	2,753	—	2,753	—
Severance expense(h)	183	—	183	—
Reorganization expense(i)	2,163	—	2,214	—
Loss on disposal of fixed assets(j)	13	25	13	29
Executive recruiting expense(k)	43	200	423	396
Income tax expense impact of adjustments(l)	(8,273)	(4,602)	(15,362)	(10,097)
Adjusted net income	$11,393	$18,363	$27,941	$37,674

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30,
	2024	2023	2024	2023
	(In thousands except share and per share data)
Diluted earnings per share(a)	$(0.08)	$0.03	$(0.11)	$0.04
Currency (gain) loss(a)	—	0.01	0.01	0.01
Equity-based compensation expense(b)	0.06	0.02	0.12	0.08
Amortization of acquisition-related intangible assets(c)	0.08	0.07	0.17	0.14
Change in fair value of contingent consideration(d)	0.02	0.01	0.03	0.02
Acquisition-related expenses(e)	0.01	0.01	0.02	0.01
Integration expense(f)	—	—	—	—
Transaction - related expenses (g)	0.02	—	0.02	—
Severance expense(h)	—	—	—	—
Reorganization expense(i)	0.01	—	0.01	—
Loss on disposal of fixed assets(j)	—	—	—	—
Executive recruiting expense(k)	—	—	—	—
Income tax expense impact of adjustments(l)	(0.05)	(0.03)	(0.10)	(0.06)
Adjusted Diluted Earnings Per Share	$0.07	$0.12	$0.17	$0.24

Basic weighted average common shares outstanding	160,505,223	158,955,822	160,014,746	158,568,575
Effect of potentially dilutive shares outstanding (m)	961,455	951,150	925,274	1,249,113
Adjusted diluted weighted average common shares outstanding	161,466,678	159,906,972	160,940,020	159,817,688

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED JUNE 30,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$38,207	$38,267	$33,723	$4,484	13%	$60	13%
Services	55,106	55,019	56,727	(1,621)	(3)%	(87)	(3)%
Total Revenue	$93,313	$93,286	$90,450	$2,863	3%	$(27)	3%

	SIX MONTHS ENDED JUNE 30,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$77,514	$77,282	$66,728	$10,786	16%	$(232)	16%
Services	112,453	112,057	114,023	(1,570)	(1)%	(396)	(2)%
Total Revenue	$189,967	$189,339	$180,751	$9,216	5%	$(628)	5%
(a.)Represents amounts as determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f.)Represents integration costs related to post - acquisition integration activities.
(g.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(h.)Represents charges for severance provided to former executives.
(i.)Represents expense related to reorganization, including legal entity reorganization and lease abandonment cost associated with the evaluation of our office space footprint
(j.)Represents the gain/loss related to disposal of fixed assets.
(k.)Represents recruiting and relocation expenses related to hiring senior executives.
(l.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.

(m.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.